UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 29, 2008

C&D Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 619-2700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2008, we entered into an amendment to our Loan and Security Agreement dated December 7, 2005 (the “Credit Facility”). The Amendment enhanced our borrowing capacity and resultant credit availability by approximately $7 million through changes and modifications of borrowing base provisions in the Credit Facility. The Amendment also provided, among other things, for an increase in the ability to incur indebtedness under leasing arrangements of up to $15 million, an increase in permitted borrowings in China from 40 million RMB to 160 million RMB, and an increase in the permitted asset sales basket.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment No. 7 dated August 29, 2008 to Loan and Security Agreement dated as of December 7, 2005, as amended, by and among C&D Technologies, Inc., C&D Charter Holdings, Inc., and C&D International Investment Holdings Inc., the Guarantors identified on the signature pages thereto, and Wachovia Bank, National Association, a national banking association, in its capacity as Agent and Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.

By:	/s/ Ian J. Harvie
Ian J. Harvie, Vice President and Chief Financial Officer

Date: September 3, 2008

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